UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2022

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Central Avenue, Suite 200
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Auddia Inc. announced that Brian Hoff, its Chief Financial Officer, has resigned from his position effective October 31, 2022. Mr. Hoff is leaving the Company in order to take a new position with a different company.

Mr. Hoff’s resignation from the Company did not result from any disagreement or difference of opinion with the Company with respect to its internal controls, financial statements, audit scope limitations, audit reports, or management representations nor was it otherwise connected in any way with the Company’s financial controls or audit procedures.

Mr. Hoff has agreed to continue to assist the Company with transition matters in a consulting capacity during the next several months.

Effective October 31, 2022, Michael Lawless, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, was appointed as the Company’s Interim Chief Financial Officer. The Company is undertaking a search for a permanent Chief Financial Officer.

Information about Mr. Lawless’ age, business experience and compensation has been previously reported, most recently in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on October 21, 2022.

The Company expects to file its Form 10-Q quarterly report on or before the November 14, 2022 filing deadline.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

November 3, 2022	By:	/s/ Michael Lawless
Name: Michael Lawless
Title: Chief Executive Officer

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